Exhibit 99.1

FOR IMMEDIATE RELEASE	News Release

For More Information:

Cathy Murphy

Appalachian Bancshares

706-276-8160

CAMurphy@apab.com

Appalachian Bancshares Inc. Appoints Danny F. Dukes

as Chief Financial Officer

ELLIJAY, Ga., October 15, 2007 – Appalachian Bancshares Inc. (Nasdaq:APAB), effective October 15, 2007, has appointed Danny F. Dukes as Executive Vice President and Chief Financial Officer of, both, the Company and its wholly-owned subsidiary, Appalachian Community Bank. Dukes will oversee all financial functions, including accounting, treasury, financial reporting and budgeting, among other duties.

“Danny Dukes is an experienced chief financial officer with a proven track record of sound financial management,” said Tracy R. Newton, Chief Executive Officer of the Company and the Bank. “His considerable industry knowledge and experience will be a valuable asset as we continue to grow our market share and enhance operations.”

Dukes, a Certified Public Accountant, graduated with a bachelors degree in Business Administration in Finance from Mercer University in 1982, and earned his MBA from Georgia College and State University in 1988.

Dukes has more than 25 years in the banking industry, including 10 years experience in the role of chief financial officer with various community financial institutions in Georgia. From January 1999 to November 2003, Dukes served as the chief financial officer of Chattahoochee National Bank. He also served as the chief financial officer of First Community Bank & Trust in Cartersville, Georgia, Georgia Federal Credit Union in Atlanta, Georgia, and Fayette County Bank, in Peachtree City, Georgia.

Prior to joining Appalachian Bancshares, Dukes worked as a Senior Project Lead with Callaway Partners, LLC, where he assisted Fannie Mae in the re-engineering of the financial reporting process and system for security portfolio. Prior to that, Dukes worked as an independent consultant, during which time, among other things, he assisted in the establishment of a mortgage banking branch, and the raising capital and application process for a de novo bank.

J. Keith Hales, who has served as Chief Financial Officer since March 21, 2007, and who has been with the Company since 2005, will remain with the Company in the role of Executive Vice President and Chief Operating Officer, effective as of October 15, 2007.

Additionally, Tracy R. Newton, in addition to his current position as Chief Executive Officer, was appointed President of both the Company and the Bank, effective as of September 25, 2007. Mr. Newton had previously held the position of President of the Company and the Bank from 1994 to 2005.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, and Appalachian Community Bank, F.S.B., a federally-chartered thrift. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services, to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #